PRESS RELEASE

FOR IMMEDIATE RELEASE
---------------------
Ormat Technologies Contact:                 Investor Relations Contact
Dita Bronicki                               Jeff Corbin/Todd Fromer
CEO and President                           KCSA Worldwide
+1-775-356-9029                             212-896-1214/212-896-1215
dbronicki@ormat.com                         jcorbin@kcsa.com/tfromer@kcsa.com

     Ormat Technologies, Inc. Announces Departure of Ed Muller from Board of
                                    Directors
                  Search Has Begun for New Independent Director

SPARKS, NEVADA, OCTOBER 3, 2005 - Ormat Technologies, Inc. (NYSE: ORA) today announced the departure of Edward Muller, a member of the Company's Board, effective September 30, 2005. Mr. Muller announced that he has been appointed
Chairman of the Board, President and CEO of Mirant, an energy corporation. As a result of his new appointment, Mr. Muller has resigned from various directorship positions, including his position on the Company's Board, in order to focus on his new duties at Mirant.

The Company has already begun the search for a qualified new independent director.

Commenting on Mr. Muller's resignation, Dita Bronicki, President and Chief
Executive Officer of Ormat Technologies, said, "Ed Muller has made a dedicated and valuable contribution to Ormat's Board. On behalf of everyone at Ormat, I would like to thank him for all of his work and wish him continued success in his new position."

ABOUT ORMAT TECHNOLOGIES
Ormat Technologies, Inc. is a vertically integrated company primarily engaged in the geothermal and recovered energy power business. The Company designs, develops, builds, owns and operates geothermal power plants. It also designs, develops and builds, and plans to own and operate, recovered energy-based power plants. Additionally, the Company designs, manufactures and sells geothermal and recovered energy power units and other power generating equipment, and provides related services. Ormat products and systems are covered by more than 70 patents. Ormat currently has operations in the United States, Israel, the
Philippines, Guatemala, Kenya, and Nicaragua.

SAFE HARBOR STATEMENT
Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities
Litigation Reform Act of 1995. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as

described in Ormat's Annual Report on Form 10-K/A filed with the Securities and
Exchange Commission on April 12, 2005.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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